Exhibit 23.3

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement (the “Registration Statement”) of REalloys Inc. on Form S-3 of our report dated March 24, 2025, with respect to our audit of the consolidated financial statements of REalloys Inc. as of December 31, 2024, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts”.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

June 29, 2026